May 14, 2010

Christopher J. Pazoles, Ph.D.
4 Elizabeth Drive
Westborough, MA  01581

Re:  Employment Agreement

Dear Chris:

In connection with the entry between us of an Executive Retention Agreement, the Employment Agreement dated as of July 15, 2005 between you and the Company, as amended, is hereby terminated.  As a result of such termination, effective immediately, your employment by the Company shall be “at will”.

Sincerely,

Novelos Therapeutics, Inc.

By: /s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer

Accepted and agreed to as

of the date first written above:

/s/ Christopher J. Pazoles

Christopher J. Pazoles